                                                                       EXHIBIT 4



                                ENVIROGEN, INC.

                        1990 INCENTIVE STOCK OPTION AND
                        NON-QUALIFIED STOCK OPTION PLAN
                        -------------------------------
                       (As amended through May 23, 1996)

     1.  PURPOSE.  This Envirogen, Inc. 1990 Incentive Stock Option and Non-
         -------
Qualified Stock Option Plan ("Plan") is intended to provide a means whereby Envirogen, Inc. (the "Company") may, through the grant of incentive stock options ("ISOs") to purchase common stock of the Company ("Common Stock") to officers and other key employees ("Key Employees") and through the grant of nonqualified stock options ("NQSOs" and, collectively with ISOs, "Options") to Key Employees, directors, scientific advisory board members and consultants (together with Key Employees, "Optionees"), attract and retain such Key Employees and other Optionees and motivate such Key Employees and other Optionees to exercise their best efforts on behalf of the Company and of any related corporation ("Related Corporation").

     For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code. Further, as used in the Plan, (a) the term "incentive stock option" shall mean an option which, at the time such option is granted under the Plan, qualifies as an ISO within the meaning of section 422 of the Code and is designated as an ISO in the Option Agreement (as hereinafter defined); and (b) the term "nonqualified stock option" shall mean an option which, at the time such option is granted, does not qualify as an ISO and is designated as an NQSO in the Option Agreement.

     2.  ADMINISTRATION.  The Plan shall be administered by the Company's Stock
         --------------
Option Committee ("Committee"), which shall consist of not less than three (3) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company. Except as otherwise permitted under section 16(b) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, no member of the Committee shall have been granted or awarded Options pursuant to the Plan or equity securities (within the meaning of 17 CFR
(S) 240.16a-1(d)) pursuant to any other plan of the Company or of any of its affiliates, as defined in the Securities Exchange Act of 1934, at any time during the period commencing with the date which is one year prior to the date his or her service on the Committee began and ending on the date which is one day after the date on which his or her service on the Committee ceased. Each member of the Committee shall also be an "outside director" within the meaning of Prop. Treas. Reg. (S) 1.162-27(e)(3) or any successor thereto.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees and other Optionees to be granted ISOs and NQSOs under the Plan, to grant

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options on behalf of the Company and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     3.  ELIGIBILITY.  The class of employees who shall be eligible to receive
         -----------
ISOs under the Plan and the class of persons who shall be eligible to receive NQSOs under the Plan shall be, respectively, the Key Employees of the Company and/or a Related Corporation and the other Optionees employed by or otherwise associated with the Company and/or of a Related Corporation (but specifically excluding Robert F. Johnston, Jeffrey J. Collinson and John Simon). More than one Option may be granted to an Optionee under the Plan.

     4.  STOCK.  Options may be granted under the Plan to purchase up to a
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maximum of two million (2,000,000) shares of the Company's Common Stock, par value $.01 per share, subject to adjustment as hereinafter provided; provided, however that no Key Employee shall receive Options for more than five hundred thousand (500,000) shares of the Company's Common Stock. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires or otherwise terminates for any reason whatever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such shares had never been subject to an Option; provided, however, that (a) if an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to a Key Employee, and (b) if the Option price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to a Key Employee.

     5.  GRANTING OF OPTIONS.  From time to time until the expiration or earlier
         -------------------
suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Optionees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. The granting of an Option under the Plan shall not be deemed either to entitle the Optionee to, or to disqualify the Optionee from, any participation in any other grant of Options under the Plan. In making any determination as to whether an Optionee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Optionee, his present and potential contributions to the success of the Company or a Related

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Corporation, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     6.  ANNUAL LIMIT.
         ------------

         a.         ISOs.
                    ----

        The aggregate fair market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company or a Related Corporation) shall not exceed one hundred thousand dollars ($100,000).

         b.         NQSOs.
                    -----

         The annual limits set forth above for ISOs shall not apply to NQSOs.

     7.  TERMS AND CONDITIONS OF OPTIONS.  The Options granted pursuant to the
         -------------------------------
Plan shall expressly specify whether they are ISOs or NQSOs. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of section 422(b) of the Code, as the Committee shall deem desirable:

         a.         Number of Shares.
                    ----------------

         A statement of the number of shares to which the Option pertains.

         b.         Price.
                    -----

         A statement of the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of more than ten percent (10%) stockholders as discussed in (j) below) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the ISO is granted and, in the case of an NQSO, shall not be less than the higher of seventy-five percent (75%) of the fair market value of the optioned shares of Common Stock, or the par value thereof, on the date the NQSO is granted.

         The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be (i) the mean between the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the date of grant, or (ii) the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date

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

after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant, or (iii) the means between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant, or (iv) such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee. Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between the date of grant and such sales dates, in accordance with Treas. Reg. (S) 20.2031-2(b)(1).

         c.         Term.
                    ----

         Subject to earlier termination as provided in Subsections (e), (f), (g) and (j) below and in Section 9 hereof, the term of each Option shall be not more than ten (10) years (five (5) years in the case of ISOs granted to more than ten percent (10%) stockholders as discussed in (j) below) from the date of grant.

         d.         Exercise.
                    --------

         Options shall be exercisable in such installments and on such dates as the Committee may specify, provided that (i) unless approved by the Stock Option Committee, in no event shall any Option become exercisable at a rate in excess of 20% per annum from the date of grant (except that all outstanding Options shall be immediately exercisable in the case of merger, consolidation, or other business combination involving the sale or transfer of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, either (a) does not survive as an operating ongoing concern in substantially the same line of business, or (b) is controlled by persons or entities previously unaffiliated with the Company), (ii) in the case of new Options granted to an Optionee in replacement for options (whether granted under the Plan or otherwise) held by the Optionee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable, but not earlier than three
(3) months from the date of grant of the new Options, and (iii) the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

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

         The Option price shall be payable (i) in cash or its equivalent, (ii) in the discretion of the Committee, in Company Common Stock previously acquired by the Optionee, provided that if such shares of Common Stock were acquired through exercise of an ISO and are used to pay the Option price of an ISO, such shares have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Common Stock were acquired through exercise of an NQSO or of an option under a similar plan, such shares have been held by the Optionee for a period of more than one (1) year on the date of exercise, (iii) in the discretion of the Committee, in any combination of (i) and (ii) above, or
(iv) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option, provided that the payment procedure specified in this clause (iv) shall not be available if such payment procedure would result in a violation of section 16(b) of the Securities Exchange Act of 1934.

         In the event such Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender, as such "fair market value" is determined in Subsection (b) above, of the Common Stock so tendered in payment of such Option price.

         e.         Termination of Employment.
                    -------------------------

         If an Optionee's employment by the Company (and Related Corporations) is terminated by either party prior to the expiration date fixed for this Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such option, or (ii) 30 days after the date of the Optionee's termination of employment, or (iii) an accelerated termination date of the option determined by the Committee, in its discretion, except that such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment.

         For purposes of this Plan, in the case of an Optionee who is a director or a scientific advisory board member of the Company or a Related Corporation but who is not an employee of the Company or a Related Corporation, such Optionee's "employment" with the Company and all related Corporations shall be deemed to terminate when such Optionee ceases to be a director or a scientific board member of the Company and all Related Corporations, and is no longer providing ongoing consulting or advisory services to the Company and all Related Corporations. For purposes of this Plan, in the case of an Optionee who is a consultant to the Company or a Related Corporation, such Optionee's "employment" with the Company and all Related Corporations shall be deemed to terminate when such Optionee is no longer providing ongoing consulting or advisory services to the Company and all Related Corporations.

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

         f.         Exercise upon Disability of Optionee.
                    ------------------------------------

         If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, except that such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment by reason of disability, and in the case of ISOs, such date shall not be later than one (1) year after such termination of employment. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

         g.         Exercise upon Death of Optionee.
                    -------------------------------

         If an Optionee shall die during his employment and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated by reason of Optionee's disability (as described in Subsection (f) above) shall die following his termination of employment but prior to the earliest of (i) the expiration date fixed for his Option, or (ii) the expiration of the period determined under Subsection (f) above, or (iii) in the case of an ISO, three (3) months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, except that such accelerated termination date shall not be later than one (1) year after the date of death.

         h.         Non-Transferability.
                    -------------------

         No Option shall be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by him or by his guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

         i.         Rights as a Stockholder.
                    -----------------------

         An Optionee shall have no rights as a stockholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

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

         j.         Ten Percent Stockholder.
                    -----------------------

         If the Key Employee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the Option price for the ISO shall be not less than one hundred ten percent (110%) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this Subsection (j) shall not apply to NQSOs.

         k.         Listing and Restriction of Shares.
                    ---------------------------------

         Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualifications of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption for any such requirement, no such Option may be exercised, in whole or in part, unless and until such action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

         l.         Withholding and Use of Shares to Satisfy Tax Obligations.
                    --------------------------------------------------------

         The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

         If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"); provided, however, that with respect to Optionees who are subject to Section 16 of the Exchange Act, all minimum federal, state and local taxes required to be withheld automatically shall be satisfied by withholding Common Stock. Such election must be made in compliance with and subject to the Withholding Rules, and the Company may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. In the event shares of Common Stock acquired under the exercise of an ISO are used to satisfy such withholding requirement, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date. In the event shares of Common Stock acquired through exercise of an NQSO or of an option under a similar plan are used to satisfy such withholding requirements, such shares must have been held by the Optionee for a period of more than one (1) year on the Determination Date.

     8.  OPTION INSTRUMENTS - OTHER PROVISIONS.  Options granted under the Plan
         -------------------------------------
shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall, from time to time, approve, which Option Agreements shall contain such provisions, not inconsistent with the provisions of the Plan for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with the provisions of the Plan and section 422(b) of the Code for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, such Option Agreements, as soon as practicable after the grant of an Option.

     9.  CAPITAL ADJUSTMENTS.  The number of shares which may be issued under
         -------------------
the Plan, as stated in Section 4 hereof, and the maximum number of shares with respect to which options may be granted to any Key Employee under the Plan as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     10.            AMENDMENT OR DISCONTINUANCE OF THE PLAN.
                    ---------------------------------------

     (a)            GENERAL.  The Board from time to time may suspend or
                    -------
discontinue the Plan or amend it in any respect whatsoever, except that the following amendments shall require stockholder approval (given in the manner set forth in Section 10(b) below):

       (i) With respect to Options, any amendment which would (A) materially increase the benefits accruing to directors and officers, within the meaning of 17 CFR (S) 240.16a-1(f) (hereinafter referred to as "Officers"), under the Plan, (B) materially increase the number of shares of Common Stock which may be issued to directors and Officers under the Plan, or (C) materially modify the requirements as to eligibility for directors and Officers to participate in the Plan;

       (ii) With respect to ISOs, any amendment which would: (A) change the class of employees eligible to participate in the Plan, (B) except as permitted under Section 9 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan, or
     (C) extend the duration of the Plan under Section 15 hereof with respect to any ISOs granted hereunder; and

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

       (iii) With respect to Options, any amendment which would require stockholder approval pursuant to Prop. Treas. Reg. (S) 1.162-27(e)(4)(vi) or any successor thereto.

Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

     (b) STOCKHOLDER APPROVAL REQUIREMENTS.  Stockholder approval must meet the
         ---------------------------------
following requirements:

         (i) The approval of stockholders must be by a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware; and

         (ii) The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of stockholder approval in such case, the approval of stockholders must be effected:

                    (A) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i.e., an action on which stockholders would be
                             ---
       entitled to vote if the action were taken at a duly held stockholders' meeting); or

                    (B) By a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

     11.            RIGHTS.  Neither the adoption of the Plan nor any action of
                    ------
the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement.

     Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company shall have the right, in its discretion, to retire an Optionee at any time in accordance with its policies or otherwise to terminate his employment at any time in accordance with its policies for any reason whatsoever.

     12.            APPLICATION OF FUNDS.  The proceeds received by the Company
                    --------------------
from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

     13.            EFFECTIVE DATE.  This Plan shall become effective on April
                    --------------
20, 1990 (the date the Plan was adopted by the Board and by the stockholders).

     14.            NO OBLIGATION TO EXERCISE OPTION.  The granting of an Option
                    --------------------------------
shall impose no obligation upon an Optionee to exercise such Option.

     15.            TERMINATION OF THE PLAN.  Unless earlier terminated as
                    -----------------------
provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on March 31, 2000, which date is within ten (10) years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 15, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on March 31, 2000, which by their terms extend beyond such date.

     16.            GOVERNING LAW.  With respect to any ISOs granted pursuant to
                    -------------
the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, the Option Agreements and any Options granted thereunder.

                                      -10-